SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )


Check the appropriate box:

     [ ]   Preliminary Information Statement
     [X]   Definitive Information Statement

                                 PHOTOCOMM, INC.
                    ----------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               DONALD E. ANDERSON
--------------------------------------------------------------------------------
                (Name of Person(s) Filing Information Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-1l(c)(1)(ii), or 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     4) Proposed maximum aggregate value of transaction:

         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.


[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                 PHOTOCOMM, INC.
                               7681 EAST GRAY ROAD
                            SCOTTSDALE, ARIZONA 85260


                  *********************************************
                        NOTICE AND INFORMATION STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 19, 1996
                  *********************************************


To Our Shareholders:

The 1996 Annual Meeting of Shareholders of PHOTOCOMM, INC. (the "Company") will be held at the Resort Suites of Scottsdale, 7677 East Princess Boulevard, Scottsdale, Arizona on January 19, 1996 beginning at 10:00 a.m. Mountain Standard Time, for the following purposes:

            1.    To elect seven directors to serve for one year terms;

            2. To approve an amendment to increase the number of shares of Common Stock authorized for issuance under the Company's Stock Option Plan from 2,445,000 to 2,895,000 shares;

            3. To approve a Non-Employee Directors Stock Option Plan under which 100,000 shares of the Company's Common Stock would be reserved for grants of stock options to non- employee directors; and

            4. To transact such other business as may come before the meeting. Management is presently aware of no other business to come before the meeting.

The Board of Directors has fixed the close of business on December 20, 1995 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the meeting or any adjournment thereof (the "Record Date"). Shares of Common Stock and Preferred Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. Management is not soliciting proxies in connection with the Annual Meeting and Shareholders are requested not to send proxies to the Company. A copy of the Company's 1995 Annual Report, which includes certified financial statements, was mailed with this Notice and Information Statement to all Shareholders of record on the Record Date.

Management of the Company cordially invites you to attend the meeting. Your attention is directed to the attached Information Statement.

                                   By order of the Board of Directors



                                   Donald E. Anderson
                                   Chairman of the Board
Scottsdale, Arizona
December 22, 1995

                                 PHOTOCOMM, INC.
                               7681 EAST GRAY ROAD
                            SCOTTSDALE, ARIZONA 85260

                              INFORMATION STATEMENT


This Information Statement is furnished by the Board of Directors of PHOTOCOMM, INC. (the "Company") in connection with the Annual Meeting of Shareholders to be held on January 19, 1996. Materials relating to the Annual Meeting were mailed on or about December 22, 1995 to Shareholders of record at the close of business on December 20, 1995. As of the Record Date, there were outstanding 13,514,834 shares of the Company's Common Stock and 109,972 Series A Preferred Shares and 65,165 Series AA Preferred Shares with voting rights equivalent to 439,888 and 260,660 Common shares, respectively. Shareholders are entitled to one vote for each share of Common Stock of record and four votes for each share of Preferred Stock of record on each matter of business to be considered at the Annual Meeting.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

The information included herein should be reviewed in conjunction with the financial statements, notes to consolidated financial statements, auditor's report and other information included in the Company's Annual Report that was mailed with this Information Statement to all Shareholders of record on the Record Date.

                                   THE COMPANY

Photocomm, Inc., directly and through its wholly-owned subsidiaries (collectively, the "Company"), is engaged primarily in the development, manufacturing and marketing of photovoltaic (solar electric) power systems and related products. Photovoltaic power generation is an emerging, high technology industry based upon the recent commercial application of advanced semiconductor devices which convert sunlight directly to electricity. The Company is one of the largest solar electric marketing companies or "systems integrators" in North America in terms of annual sales and number of employees. The Company's products are primarily complete photovoltaic power systems, system components and certain accessory products. The Company also markets the individual components of solar electric systems, including photovoltaic modules, inverters, controllers and batteries, as well as generators, battery chargers, switches, metering devices and mounting hardware.

                              ELECTION OF DIRECTORS

Cumulative Voting

At the Annual Meeting of Shareholders, seven directors are to be elected to serve for a term of one year or until their successors are elected and qualified. Each Shareholder present at the annual meeting, either in person or by proxy, will have an aggregate number of votes in the election of directors equal to the number of persons nominated for election as directors multiplied by the number of shares of Common Stock of the Company held by each such shareholder on the Record Date. The resulting aggregate number of votes may be cast by the Shareholder for the election of any single nominee, or the Shareholder may distribute such votes among any number or all of the nominees. The seven nominees receiving the highest number of votes will be elected to the Board of Directors. Robert R. Kauffman, Programmed Land, Inc. and New World Power Corporation have indicated that they will vote FOR election of all seven directors and, therefore, it is expected that all seven nominees will be elected to the Board.

Information Concerning Directors, Nominees and Officers

The present terms of the Company's current directors, Donald E. Anderson, Robert
R. Kauffman, Thomas C. LaVoy, Walter M. Baker, Gerald R. Cummins, John D. Kuhns and Robert W. MacDonald, expire upon the election and qualification of their successors at the Company's 1996 Annual Meeting of Shareholders. The Board of Directors has nominated each of the current directors as nominees for election as directors in the election to be held at the Annual Meeting.

The following table sets forth information regarding the officers, directors and director nominees of the Company.


Name                          Age               Position
----                          ---               --------

Donald E. Anderson            62                Chairman of the Board

Robert R. Kauffman            55                President, Chief Executive
                                                Officer and Director

Thomas C. LaVoy               36                Senior Vice President,
                                                Secretary, Chief Financial
                                                Officer and Director

Myron D. Anduri               40                Senior Vice President,
                                                Marketing

Robert W. Spotts              38                Vice President

Ronald Kenedi                 48                Vice President

Walter M. Baker               58                Director

John D. Kuhns                 45                Director

Robert W. MacDonald           48                Director

Gerald R. Cummins             69                Director




Donald E. Anderson has served as Chairman of the Board of the Company since he founded it in 1981. Mr. Anderson has also been president and director of Programmed Land, Inc. since its inception in 1968. Mr. Anderson received a Bachelor of Arts degree from Minneapolis Business College.

Robert R. Kauffman has served as President and Chief Executive Officer and Director of the Company since 1988. Mr. Kauffman acted as a consultant to the Company from May 1987 until his election as President. From 1982 until May 1987, Mr. Kauffman was senior vice president, marketing for ARCO Solar, Inc., a subsidiary of the Atlantic Richfield Company. From 1978 to 1982, Mr. Kauffman was president of ARCO Durethene Plastics Company, another Atlantic Richfield subsidiary. Mr. Kauffman is a graduate of Lafayette College with a Bachelor of Science in chemical engineering and holds a Masters degree in Business Administration from the Wharton School of the University of Pennsylvania.

Thomas C. LaVoy has served as Chief Financial Officer, Senior Vice President-Operations, Secretary and a Director of the Company since 1988. Mr. LaVoy served as a controller and director of PLI from 1986 to 1988, during which period Mr. LaVoy also served as Photocomm's controller on a part-time basis. Mr. LaVoy had been an employee of PLI since 1983 and prior to that was employed by KPMG Peat Marwick as a senior accountant. Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University and is a Certified Public Accountant.

Myron D. Anduri has served as Senior Vice President Sales and Marketing of the Company since January 1994. Prior to that time, he had served as Vice President of Industrial Sales of the Company since November 1988. In November 1987, he was employed to manage the Company's Rocky Mountain sales region. From 1978 to 1987, Mr. Anduri owned and operated a construction firm which specialized in custom remote homes in the Denver, Colorado area. Mr. Anduri has a Bachelor of Arts degree in Economics from Colorado State University.

Robert W. Spotts has served as Vice President Engineering and Manufacturing of the Company since May 1991. Prior to that time, he had served as director of sales and operations at Solar SignAge, Inc. since 1989. From 1987 to 1989, Mr. Spotts managed a regional sales office for Integrated Power Corporation. Mr.
Spotts has a Bachelor of Science degree in Physics/Energy Science from the University of Colorado, and a Masters of Science Degree in Mechanical Engineering from Drexel University of Pennsylvania.

Ronald Kenedi has served as Vice President Distribution Division of the Company since June 1989. Prior to that time, he had served as Manager of the Company's Consumer Division since June 1988. Since 1985, Mr. Kenedi has managed the Company's Northern California Regional Sales Center, in charge of the mail order division and dealer development business. From 1976 to 1985, Mr. Kenedi was co-owner and operator of Independent Power Company, a solar electric company in Northern California which was acquired by the Company in 1985. Mr. Kenedi has a Bachelor of Science degree in Psychology and Fine Arts from the State University of New York.

Walter M. Baker is an attorney at law and practices in the area of corporate law and real estate law. He has been in private practice in the Minneapolis, Minnesota area since 1965. Mr. Baker has served as an attorney for Programmed Land, Inc. and its affiliates since the early 1970's. Prior to his entry into the practice of law, he served in various capacities with small Minnesota business organizations. He is a graduate of the University of Minnesota and the William Mitchell College of Law.


John D. Kuhns became a Director of the Company in November 1993. Mr. Kuhns has been chairman of the board of The New World Power Corporation since 1989. From October 1986 through April 1989, Mr. Kuhns was chairman and chief executive officer of Wolverine Power Corporation. At various times from 1982 to 1988, Mr. Kuhns was president, chief executive officer and a director of Catalyst Energy Corporation, an independent power and steam producer. Mr. Kuhns is also co-chairman of East Rock Partners, Inc., an investment and management company, and in connection therewith was a director or officer of several privately-held companies. From October 1986 through June 1988, Mr. Kuhns was also chairman of Kuhns Brothers & Laidlaw, Inc., a New York Stock Exchange member firm. Mr. Kuhns had previously been employed at Salomon Brothers, Inc., where he specialized in energy project financing. Mr. Kuhns received a Bachelor's degree from Georgetown University, a Master of Fine Arts from the University of Chicago and an M.B.A. from Harvard University.

Robert W. MacDonald became a Director of the Company on December 4, 1995. Mr. MacDonald has been a Director of The New World Power Corporation since 1990. He was a founder of Catalyst Energy Corporation, an independent power and steam producer, and served as a director, Executive Vice President and Chief Operating Officer of Catalyst until 1988. He is currently a Managing Director of William
E. Simon & Sons, Inc., a merchant banking firm located in Los Angeles, California. Mr. MacDonald received a Bachelor's degree from Fairfield University.

Gerald R. Cummins became a Director of the Company in November 1994. Mr. Cummins has been a director of The New World Power Corporation since October 1990 and a private investor for more than five years. Mr. Cummins is a political strategist who served as chairman of The New York State Thruway Authority. Mr. Cummins was the campaign manager for Hugh L. Carey, the former Governor of New York.

Meetings and Compensation

During the year ended August 31, 1995, the Board of Directors of the Company met on four occasions. Each of the Company's Directors attended 75% or more of the meetings of the Board of Directors.

The Company's non-employee Directors receive $1,000 per meeting for their services to the Company, and are reimbursed for reasonable travel expenses incurred in connection with attendance at each meeting of the Board of Directors.

The  Board of  Directors  has  Audit  and  Compensation  Committees.  The  Audit
Committee, which is comprised of Donald E. Anderson and John D. Kuhns, is responsible for reviewing with the independent auditors and management of the Company the annual audit, the adequacy and effectiveness of the accounting and financial controls of the Company, the accounting policies of the Company, and the annual and interim financial statements and SEC filings of the Company. The Audit Committee was formed on October 27, 1995.

The Compensation Committee, which is currently comprised of Gerald R. Cummins and Walter M. Baker, is responsible for administering the Company's Stock Option Plan, recommending and approving stock option grants, and reviewing and recommending the Company's compensation packages and policies for the executive officers and other employees. The Compensation Committee met once during the 1995 fiscal year.

Employment   Contracts,   Termination   of  Employment   and   Change-in-Control
Arrangements.

At August 31, 1995, the Company did not have any employment contracts, severance or change-in-control arrangements with any of its executive officers.

EXECUTIVE COMPENSATION

The table below sets forth information regarding the annual compensation to Robert R. Kauffman for services in all capacities to the Company during the fiscal years ended August 31, 1995, 1994 and 1993.


                           SUMMARY COMPENSATION TABLE

                                                 Annual            Long-Term
                                               Compensation       Compensation
                                               ------------     ----------------
                                Fiscal            Annual            Number of
Name(1)                          Year            Salary(2)      Options Awarded
----------------------          ------         ------------     ----------------
Robert R. Kauffman
  President, Chief               1995            $209,500            200,000
  Executive Officer              1994            $169,000            200,000
  and Director                   1993            $162,000            200,000




--------------------

(1) Mr. Kauffman is the only officer of the Company to earn an annual salary greater than $100,000 in any of the last three fiscal years. Donald E. Anderson, Chairman of the Board, does not receive compensation directly from the Company, but is an employee of and compensated by PLI. Mr. Kauffman was not paid a bonus or any long-term compensation during the last three fiscal years.

(2) Does not include fees of $400.00 per quarterly board meeting for all inside directors.


The following table sets forth information regarding option grants to Mr. Kauffman during the fiscal year ended August 31, 1995.


                        Option Grants in Fiscal Year 1995
                               (Individual Grants)
                        ---------------------------------

                                      % of Total
                       Number of    Options Granted
                       Options       to Employees    Exercise     Expiration
Name                   Granted(1)   in Fiscal Year    Price          Date
----                   ----------   ---------------  --------     ----------
Robert R. Kauffman      200,000          50%          $1.625    December 1, 2004


--------------------

(1) Vesting for Mr. Kauffman's options occur over a three year period, with 25%, 50% and 100% vesting occurring in 1995, 1996 and 1997 respectively.

The following table sets forth information regarding the number and value of stock options held by Robert R. Kauffman at August 31, 1995, and the exercise of stock options by Mr. Kauffman during the fiscal year ended August 31, 1995.


                                        Aggregated Option/Exercises in Fiscal
                                     Year 1995 and Fiscal Year-End Option Values
                                     -------------------------------------------

                                                                                                        Value of Unexercised
                                   Number of Exercised              Number of Unexercised              In-the-Money Options
                                   Options at 8/31/95                Options at 8/31/95                    at 8/31/95(1)
                                   -------------------              ---------------------              --------------------
Name                            Shares
----                        Acquired on         Value
                           Exercise           Realized(2)      Exercisable      Unexercisable        Exercisable      Unexercisable
                           ------------       -----------      -----------      -------------        -----------      -------------

Robert R. Kauffman           206,900          $  362,000         820,000           100,000           $1,156,250          100,000

-----------------

(1)       Represents the  difference  between the closing price of the Company's
          Common Stock on August 31, 1995 and the exercise price of the options.

(2) Represents the difference between the exercise price of the options and the price of the Company's Common Stock on the dates of exercise.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective October 1, 1993, the Company acquired $473,000 of solar illuminated billboard systems from Donald E. Anderson, Bakerson, Inc. (a company owned by Walter Baker and Donald E. Anderson), Cedric Adams, PLI and Robert R. Kauffman. The Company offset $82,000 of its outstanding accounts receivable from the group, paid approximately $25,000 in cash and issued 20,000 shares of its Series AA Convertible Preferred Stock to Robert R. Kauffman for $108,000, as down payment on the transaction effective October 1, 1993. The remaining outstanding balance of the transaction, $258,000, is in the form of notes payable to Donald
E. Anderson, Bakerson, PLI, Cedric Adams and Robert R. Kauffman. The notes payable are unsecured, bear a 10% annual interest rate and are payable over three years in monthly installments of $8,076. The notes can be prepaid at anytime by the Company. On November 15, 1993, the Company prepaid $78,000 of the outstanding notes payable. The remaining principal balance as of August 31, 1995 for the group is approximately $70,191 made up of notes payable of $22,952 to Donald E. Anderson, $36,150 to Bakerson and $11,089 to Cedric Adams. The adjusted monthly payments effective August 31, 1995, are approximately $5,700, based upon a three year amortization schedule at a 10% annual interest rate.

On November 9, 1993, the Company entered into a new financing agreement with NWP, Westinghouse, PLI and Robert R. Kauffman (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, the Company sold 1,600,000 shares of restricted Common Stock to NWP for $1.25 per share. The Company also issued to NWP an option to purchase an additional 2,600,000 shares of restricted Common Stock of the Company at $2.50 per share until December 31, 1995, and up to 1,500,000 shares of unregistered shares of Common Stock of the Company at $3.00 per share until December 31, 1996 (the "NWP Option"). Certain officers and directors of the Company who own, or have an option to purchase, an aggregate of 1,000,000 shares of Common Stock shall have the right, but not the obligation, to sell such 1,000,000 shares to NWP upon the exercise of the NWP Option in lieu of shares to be issued by the Company. In conjunction with the Stock Purchase Agreement, NWP acquired 500,000 shares of unregistered Common Stock from PLI at $1.25 per share. NWP also acquired an option to purchase 2,000,000 unregistered shares from PLI at $2.00 per share until December 31, 1994, and also acquired a right of first refusal from PLI with respect to all of its shares of Company stock. In fiscal 1995, NWP exercised part of its option and purchased 1,000,000 shares from PLI; 1,000,000 shares subject to the option expired on December 31, 1994.

NWP beneficially owns 6,612,447 shares of Common Stock as of November 3, 1995, pursuant to the Stock Purchase Agreement, the Exchange Agreement and open market purchases, which represents approximately 49.3% of the issued and outstanding shares of Common Stock and approximately 46.5% of the total voting shares of the Company. Furthermore, NWP has the right to acquire 4,100,000 shares from the Company and has a right of first refusal from Robert Kauffman for 1,000,000 shares pursuant to the Stock Purchase Agreement. If NWP were to acquire all of the foregoing shares, when added to the 6,612,447 shares it presently holds, NWP would hold 67% of the issued and outstanding Common Stock of the Company.

The Company granted registration rights to NWP with respect to all of the shares of Company Common Stock issued to or purchased by NWP pursuant to the Stock
Purchase Agreement. The registration rights give NWP the one-time right to register all of the above shares upon written notice at any time after the six-month anniversary of the Stock Purchase Agreement. NWP's exercise of the registration right will require the Company to register the Common Stock pursuant to a Form S-3 Registration Statement. The Company has agreed to pay up to $40,000 in costs associated with such filing. All NWP underwriting costs and commissions will be paid by NWP. The Company has the right to defer registration of its Common Stock up to 180 days after notice if it determines that such registration would be detrimental to the Company or its stockholders.

In October 1995, the Company leased 6,500 square feet of office/warehouse space in a 20,000 square foot office/warehouse building adjacent to the Company's corporate headquarters. The Company has a lease option for an additional 2,150 square feet in the same building through May of 1996. On October 18, 1995, a partnership including the Company's CEO, Robert Kauffman, and CFO, Thomas LaVoy, opened escrow for the purchase of this adjacent building. The Company's present lease was negotiated at fair market value rates with the present owner of the facility. If Messrs. Kauffman and LaVoy purchase the building, the present lease will be continued and, if the Company needs facilities, it is anticipated that additional space may be leased on those premises.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 3, 1995, concerning shares of voting stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, by each director of the Company, the Named Officer and all directors and officers of the Company as a group.


---------------------------------------------------------------------------------------------------------------------------------
                                                                   Number of                    Number of
                                    Number of                       Series A                    Series AA
     Name & Address of               Common           Percent      Preferred      Percent       Preferred       Percent
    Beneficial Owner(1)              Shares         of Class(2)     Shares      of Class(3)       Shares      of Class(4)
-----------------------------   -----------------   -----------   -----------   -----------     ----------    -----------
---------------------------------------------------------------------------------------------------------------------------------
Robert Kauffman                   1,757,125(5)        13.1%         95,763          87.1%         40,000          37.6%
---------------------------------------------------------------------------------------------------------------------------------
Donald Anderson                          25(6)          *             --             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
Thomas LaVoy                        112,800(7)          *             --             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
Walter Baker                            --              *             --             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
John Kuhns(8)                           --              *             --             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
Robert MacDonald(8)                     --              *             --             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
Gerald R. Cummins(8)                    --              *             --             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
Programmed Land, Inc.             1,690,000           12.6%           --             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
New World Power Corp.(8)          6,612,447           49.3%           --             --             --             --
---------------------------------------------------------------------------------------------------------------------------------
All Officers and Directors        2,033,175(9)        15.1%          95,763         87.1%         40,000          57.6%
as a Group (11 persons)
---------------------------------------------------------------------------------------------------------------------------------

--------------------------

*          Less than 1%.

(1)       The address of Messrs. Kauffman, LaVoy and Baker is 7681 E. Gray Road,
          Scottsdale, Arizona 85260. The address of Mr. Anderson, as well as that of Programmed Land, Inc., is 9414 E. San Salvador, Scottsdale,
          Arizona 85258. The address of The New World Power Corporation, as well as John Kuhns, and Gerald Cummins is 558 Lime Rock Road, Lime Rock, CT
          06039.

(2) Based upon 13,401,859 shares of Common Stock outstanding as of November 3, 1995.


(3) Based upon 109,972 Series A Convertible Preferred shares outstanding as of November 3, 1995. Each preferred share is convertible into four
          Common shares at any time. The Common Stock equivalents of 439,888 represents 3.1% of the equity of the Company.


(4) Based upon 69,365 Series AA Convertible Preferred shares outstanding as of November 3, 1995. Each preferred share is convertible into four
          Common shares at any time. The Common Stock equivalents of 277,460 represent 2.0% of the equity of the Company.

(5) Includes 722,000 shares of Common Stock issuable upon exercise of vested stock options currently held by Mr. Kauffman. Does not include
          383,052 shares of Common Stock issuable upon  conversion of the 95,763 shares of Series A Preferred Stock held by Mr. Kauffman or 160,000 shares of Common Stock issuable upon conversion of 40,000 shares of Series AA Preferred Stock.

(6) Donald Anderson owns 73.3% of PLI. The Donald E. Anderson Family Trust owns 11.5% of PLI. In turn, PLI owns 1,690,000 shares of Common Stock of the Company which represents 12.6% of the issued and outstanding
          Common Stock of the Company at November 3, 1995. Mr. Anderson disclaims beneficial ownership of the shares owned by PLI.

(7) Includes 112,675 shares of Common Stock issuable upon exercise of vested stock options held by Mr. LaVoy.

(8) John D. Kuhns beneficially owns more than 5% of the common stock of The New World Power Corporation ("NWP"). In addition, Gerald Cummins and Robert MacDonald each beneficially own less than 1% of the common stock of NWP. In turn, NWP owns 6,612,447 shares of Common Stock of the Company, representing 49.3% of the issued and outstanding Common
          Stock at December 15, 1995. This does not include 4,100,000 shares of Common Stock issuable upon exercise by NWP of options issued by the Company, and 1,000,000 shares of Common Stock purchasable by NWP pursuant to its right of first refusal granted by Robert R. Kauffman.
          If NWP acquired all the foregoing shares of Common Stock, it would own a total of 11,712,447 shares, representing approximately 67% of the issued and outstanding Common Stock of the Company.

(9) Includes 975,925 shares of Common Stock issuable upon exercise of vested stock options currently held by all officers and directors as a group.


Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock and other equity securities of the Company held by such persons. The Company believes, based solely upon a review of the copies of such beneficial ownership change statements furnished to it, that during the fiscal year ended August 31, 1995, all Section 16(a) filing requirements applicable to the Company's officers, directors and beneficial owners of more than ten percent of the Common Stock of the Company were complied with.

                                 PROPOSAL NO. 1
                   APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

At the Annual Meeting, the Company will seek Shareholder approval of an amendment to the Company's Stock Option Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance under the Plan from 2,445,000 to 2,895,000 shares. Substantially all] of the 2,445,000 shares currently authorized have been exercised or are reserved for issuance upon exercise of outstanding options. The Plan provides officers and other key employees of the Company with an incentive to achieve and sustain a superior level of performance, and aligns their interests with the interests of the Company's Shareholders.

In General
----------

The Company adopted the Plan in February 1990, which was subsequently amended on April 17, 1991. On January 15, 1993, the Shareholders approved an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance upon exercise of options under the Plan from 1,250,000 shares to 2,000,000 shares. On January 20, 1995, the Shareholders approved an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance from 2,000,000 to 2,445,000 shares. Options granted under the Plan may be either (i) options intended to constitute incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-statutory options. ISOs may be granted under the Plan to employees and officers of the Company.

The Plan is administered by an impartial committee, comprised of disinterested Board of Director members. The Committee, within the limitations of the Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise, and the time, manner and form of payment upon exercise of an option. In determining whether to grant options to particular employees under the Plan, the Committee considers a variety of factors, including the contribution that the employee is expected to make to the Company, the employee's past and present contributions to the Company, comparable equity compensation offered by other similarly situated companies to employees of comparable rank, prior option grants to the employee, and the number of outstanding options held by such employee, if any.

As of December 15, 1995, 934,675 options granted under the Plan have been exercised.

Reason for Approval
-------------------

The grant of stock options pursuant to a plan which has been approved by shareholders and meets certain conditions is exempt from the "short-swing profits" liability provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Act"). Section 16(b) provides that upon the purchase and sale (or sale and purchase) of the Company's Common Stock within any six month period by a principal officer, director or beneficial owner of more than 10 percent of the Company's Common Stock, any "profit" realized by such person is recoverable by the Company. Thus, shareholder approval of the amendment to the Plan is sought in order to exempt from the liability provisions of Section 16(b) the grant of options to principal officers, directors and beneficial owners of 10 percent of the Company's Common Stock who are eligible to participate in the Plan. In addition, shareholder approval of the amendment to the Plan is necessary in order that ISOs granted under the Plan will qualify for treatment as such under the Code.

Plan Provisions
---------------

Options may be granted to key employees of the Company, including officers who are members of the Board of Directors. As of December 8, 1995, approximately 40 employees of the Company were eligible to participate in the Plan.

An optionee may exercise an ISO at any time within five years from the date of grant (or such other period not to exceed 10 years as determined by the Board). With respect to non-statutory stock options, an optionee may exercise such options at any time within 11 years from the date of grant. Options are evidenced by written agreements which typically provide that the right to exercise vests in fractional amounts over a one- to three-year period commencing on the first anniversary of the date of the option grant. The exercise price of an ISO must equal or exceed the fair market value of the Common Stock on the date of grant, and the exercise price of ISOs granted to ten percent shareholders must equal or exceed 110% of the Common Stock's fair market value on the date of grant. The aggregate fair market value of shares for which ISOs granted to any employee exercisable for the first time by such employee may not exceed $100,000. Non-statutory options granted under the plan may be issued at a price less than fair market value of the Common Stock on the date of grant. The options generally become exercisable over a four year period, and ultimately lapse if unexercised at the end of ten years.

The exercise price of options may be satisfied with (i) cash, (ii), subject to certain federal income tax and securities law restrictions, shares of the Company's Common Stock with an aggregate fair market value on the date of delivery equal to the exercise price, or (iii) a combination of the foregoing. The Company may assist an optionee in paying the exercise price of options by
(i) extending a loan to the optionee or (ii) guaranteeing a loan obtained by the optionee from a third party. Optionees exercising non-statutory stock options may authorize the Company to satisfy its withholding tax obligations by retaining such number of the shares subject to the option having an aggregate fair market value on the exercise date equal to the Company's withholding tax obligations.

The option price, number of shares of Common Stock subject to the Plan and the number of shares issuable upon the exercise of each option will be increased or decreased, as appropriate, to reflect any stock merger, consolidation, stock split, stock dividend or other similar capital adjustment.

An option granted under the Plan may not be transferred except by bequest or inheritance and, during the lifetime of the optionee to whom granted, the option may only be exercised by such optionee. Unexercised options expire on the date that an optionee's employment is terminated, except if such termination is voluntary or is due to death or disability. If termination is voluntary or due to retirement (in each case with the consent of the Board) the optionee may exercise his options at any time within 30 days (or such other period of time not exceeding three months as is determined by the Board) from the date of termination. If termination is due to disability, the optionee may exercise his options at any time within three months (or such other period of time not exceeding 12 months as is determined by the Board) from the date of termination. If an optionee dies while employed by the Company, any options held by such optionee may be exercised for a period of one year from the date of death (or such other period of time as is determined by the Board) by the executors or administrators of the optionee's estate, or by any person who acquired the option directly from the optionee by bequest or inheritance, but only to the extent that the optionee was entitled to exercise the options on the date of death. None of the foregoing applies to a non-statutory stock option to the extent otherwise provided in the option agreement relating thereto.

The Board of Directors may amend or terminate the Plan at any time. No amendment of the Plan may increase the number of shares reserved under the Plan, materially increase the benefits accruing to participants under the Plan or change the designation of employees eligible to participate in the Plan without prior shareholder approval. No amendment or termination of the Plan may alter or impair any rights or obligations under any option previously granted under the Plan, without the consent of the holder thereof.

Federal Income Tax Consequences
-------------------------------

The Plan is not a "qualified plan" as defined in Section 401(a) of the Code, nor is it subject to the Employee Retirement Income Security Act of 1974, as amended.

With respect to ISOs, neither the grant of the option nor the exercise of the option by an optionee will result in income to the optionee. The ultimate sale or other disposition by the optionee of the shares of Common Stock obtained upon exercise of the ISO will result in capital gain or loss equal to the difference between the fair market value on the date of sale and the exercise price. A disposition of shares acquired pursuant to an option which results in a net capital gain will be taxed at the ordinary income rate (but not more than 28%). If the stock is disposed of at a price less than the exercise price, the loss will be capital loss. In 1995, capital losses are deductible for individuals to the extent of capital gains plus an amount not exceeding $3,000 ($1,500 for married individuals filing separately).

The Company will not be allowed a deduction with regard to the ISO at the time of its grant, its exercise or the ultimate sale of the Common Stock. However, if an optionee sells or disposes of the Common Stock prior to two years after the date of the grant of the ISO or one year after the date of the exercise, the optionee will recognize compensation income on the sale to the extent the value of the Common Stock on the date of exercise exceeds the exercise price. The excess of the amount received on the sale over the value on the date of exercise (if any) will be capital gain. In the case of such a premature disposition of the Common Stock, the Company may deduct the amount of income recognized as compensation income. A person entitled to exercise an incentive stock option after the death of an optionee may sell the Common Stock obtained on the exercise of the option at any time without regard to the foregoing holding period requirements.

While the exercise of an ISO will not generate compensation income at the time of exercise, the excess of the fair market value of the stock on the date of exercise over the exercise price is treated as a tax preference item for purposes of the alternative minimum tax. The impact of the alternative minimum tax rules will depend upon the individual circumstances of each employee.

In the event the Committee permits an ISO to be exercised with Common Stock of the Company acquired by the exercise of an ISO, the use of such stock to exercise an ISO prior to completion of the minimum holding periods applicable to such stock will be treated as a premature disposition resulting in ordinary income to the employee.

With respect to non-statutory stock options, since such options are not readily marketable, an optionee does not realize any compensation income upon the grant. Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of a non-statutory stock option, an optionee realizes and must report as compensation income an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount, provided the Company withholds federal income tax in accordance with the Code and the applicable Treasury regulations.

Subject to the approval of the Board, an optionee may make an irrevocable election to have the Company withhold from those shares that would otherwise be received upon the exercise of the option, a number of shares having a fair market value equal to the minimum amount necessary to satisfy the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such option by the optionee. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Stock under the Plan from other amounts payable to the optionee after giving the person entitled to receive such Common Stock notice as far in advance as practical, and the Company may defer making delivery of such Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.

In addition to the foregoing federal tax considerations, the exercise of an option and the ultimate sale of the shares acquired thereby are subject to state income taxation. The impact of state income taxation laws will depend upon the residence and individual circumstances of each optionee.

Required Vote
-------------

Approval of the amendment to the Plan as described herein will require the affirmative vote of the majority of the combined voting power of the shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting. However, because Robert Kauffman, The New World Power Corporation and Programmed Land, Inc. have indicated that they will vote FOR approval of the amendment to the Plan, it is expected that the amendment to the Plan will be approved.


                                 PROPOSAL NO. 2
              APPROVAL OF NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

General

At the Annual Meeting, the Company will seek shareholder ratification of a Non-Employee Directors Stock Option Plan (the "Directors Plan") that authorizes the issuance of up to 100,000 shares of Common Stock pursuant to option grants. The Directors Plan is intended to provide non-employee directors with an incentive to actively direct and contribute to the Company's growth by enabling them to acquire a proprietary interest in the Company. The Company's Board of Directors adopted the Directors Plan on December 4, 1995 (the "Effective Date") and has directed that the Directors Plan be submitted as a proposal for Shareholder adoption at the Annual Meeting.

Plan Provisions

The Directors Plan provides for the non-discretionary grant of nonstatutory stock options to the Company's non-employee directors. On the Effective Date, each non-employee director was granted an option to acquire 10,000 shares of the Company's Common Stock. Each non-employee director who joins the Board of Directors after the Effective Date will likewise receive an option to acquire 10,000 shares of the Company's Common Stock. In addition to the foregoing option grants, a grant of options to purchase 3,000 shares of the Company's Common Stock will be made annually to each non-employee director on December 1 each year, commencing on December 1, 1996; provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director is a member in the preceding fiscal year.

Pursuant to the terms of the Directors Plan, each option granted will vest one-fourth on the date of grant, an additional one-fourth on the first anniversary of the option grant and the remaining one-half on the second anniversary of the option grant, provided the optionee remains an Eligible Director (as defined in the Directors Plan) at such vesting dates. Accordingly, each option grant will be vested and exercisable with respect to the 25% of the underlying shares on the date of grant, 50% of the underlying shares on the first anniversary and 100% of the underlying shares on the second anniversary. The exercise price of all options granted under the Directors Plan will be the Fair Market Value of the Company's Common Stock on the grant date. All options granted under the Directors Plan will expire ten (10) years from the date of grant. Options are not transferrable other than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each option is exercisable during the lifetime of the optionee only by the optionee. Unexercised options terminate one year from the date an individual ceases to be a director of the Company due to death or disability and thirty
(30) days after an individual ceases to be a director for any other reason. The Directors Plan terminates ten (10) years after the Effective Date, except as to outstanding options. A copy of the Directors Plan is attached hereto as Exhibit "A".

As of December 15, 1995, options to purchase 50,000 shares of Common Stock had been granted to non-employee directors pursuant to the Directors Plan; such options have a term of ten years with an exercise price of $2.8125 per share, which was the fair market value of the underlying shares on the date of grant.

Federal Income Tax Consequences for Nonstatutory Stock Options

The Directors Plan will not be a "qualified plan" as defined in Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options ("NSOs") do not qualify as "incentive stock options" under Section 422 of the Code.

An Optionee does not realize any compensation income upon the grant of an NSO. Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of an NSO, an Optionee realizes and must report as compensation income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount as the Optionee reports as compensation income, provided the Company withholds federal income tax in accordance with the Code and applicable Treasury regulations.

Special rules apply with respect to shares of Common Stock transferred directly to or acquired upon exercise of an NSO by an individual (officer, director of the Company of 10% shareholder (an "Insider") who is subject to the "short-swing profits" provisions of the Securities Exchange Act of 1934 (the "Exchange Act"). With respect to Common Stock acquired by an Insider, the date six (6) months after the date of exercise of an option is generally the relevant date for determining when the Insider recognizes compensation income, the amount of such compensation income (and the Company's corresponding deduction), for establishing the Insider's basis in the shares of Common Stock acquired and the start of the holding period of such shares for tax purposes. An Insider may elect to accelerate the recognition of income under Section 83(b) of the Code. Such an election must be made within thirty (30) days after exercise of an Option and results in the inclusion of the excess value of the Common Stock at exercise over the exercise price of the option in income.

When an Optionee disposes of the shares of Common Stock received upon exercise of an NSO, he or she will realize capital gain income if the amount realized on the sale exceeds the Optionee's basis in the shares. If the Optionee's basis in the shares exceeds the amount realized on the sale, the Optionee will realize a capital loss. An Optionee's basis in the optioned shares if equal to the exercise price plus any additional compensation income realized by the Optionee upon exercise of the option. A disposition of shares of Common Stock which results in a net long-term capital gain will be taxed at the ordinary income rate (but not at a rate in excess of 28%). Capital losses are currently deductible for individuals to the extent of capital gains plus an amount not exceeding $3,000 ($1,500 for married individuals filing separately). There is no tax impact to the Company upon the sale of the shares by an Optionee.

In addition to the foregoing federal tax considerations, the exercise of an Option and the ultimate sale or other disposition of the shares of Common Stock acquired thereby will in most cases be subject to state income taxation.

If the Optionee is an Insider subject to the short-swing profit liability provisions set forth in Section 16 of the Exchange Act, then an election to withhold stock is subject to the following additional restrictions: (i) no election shall be effective for a Tax Date (as hereinafter defined) which occurs within six (6) months of the grant of the award, except that this limitation shall not apply in the event of death or disability of the participant prior to the expiration of the six-month period and (ii) the election must be made either six (6) months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. "Tax Date" means the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an option.

Required Vote

Approval of the Directors Plan will require the affirmative vote of the majority of the combined voting power of the shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting. However, because Robert Kauffman, The New World Power Corporation and Programmed Land, Inc. have indicated that they will vote FOR approval of the Directors Plan, it is expected that Directors Plan will be approved.


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

The principal independent public accounting firm utilized by the Company for the fiscal year ended August 31, 1995, was KPMG Peat Marwick LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. It is anticipated that a representative of the Auditors will attend the annual meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

                            PROPOSALS BY SHAREHOLDERS

Any shareholder proposal which is intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received at the Company's principal executive offices no later than August 23, 1996, if such proposal is to be considered for inclusion in the Company's proxy or information statement and any form of proxy relating to such meeting.


                                 OTHER BUSINESS

The meeting is being held for the purposes set forth in the Notice which accompanies this Information Statement. The Board of Directors is presently aware of no business to be transacted at the meeting other than as set forth in such notice.

                                             PHOTOCOMM, INC.



                                             Donald E. Anderson
                                             Chairman of the Board

Scottsdale, Arizona
December 22, 1995

                                   EXHIBIT "A"

                                 PHOTOCOMM, INC.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


         Purposes of the Plan. The purposes of this Plan are to attract and retain the best available individuals to serve as non-employee members of the Board of Directors of the Company, to reward such directors for their contributions to the profitable growth of the Company, and to maximize the identity of interest between such directors and stockholders generally.

         1. Definitions. As used herein, the following definitions shall apply:

                 (a) "Board" shall mean the Board of Directors of the Company.

                 (b) "Company"   shall  mean   PHOTOCOMM,   INC.,   an   Arizona
         corporation.

                 (c) "Effective Date" shall be the date that the Board of Directors of the Company adopts this Plan.

                 (d) "Eligible Director" shall mean (i) those individuals who are serving as non-employee members of the Board on the Effective Date, or (ii) those individuals who are elected or appointed as non-employee members of the Board after the Effective Date, whether through appointment by the Board or election of the Company's stockholders.

                 (e) "Exercise Price" shall mean, with respect to Shares of Optioned Stock, the Fair Market Value of such Shares on the date of grant of the Option.

                 (f) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices of the Common Stock on the date of grant, as reported in the Wall Street Journal (or, if not reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on the New York Stock Exchange or the American Stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

                 (g) "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

                 (h) "Optioned Stock" shall mean the Stock subject to an Option.

                 (i) "Optionee" shall mean a non-employee director of the Company who has been granted an Option.

                 (j) "Plan" shall mean this Non-Employee Directors Stock Option Plan.

                 (k) "Share" shall mean a share of the Stock.

                 (l) "Stock"  shall  mean   the  Common  Stock  of  the  Company
         described in the Certificate of Incorporation of the Company.

                 (m) "Stock Option Agreement" shall mean the written agreement evidencing the grant of an Option.

                 (n) "Trading Day" shall mean a day on which the Fair Market Value of the Stock can be determined.

         2. Common Stock Subject to the Plan. Subject to increases and adjustments pursuant to Section 9 of the Plan, the number of Shares reserved and available for distribution under the Plan shall be one hundred thousand (100,000). If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unauthorized Shares covered by the Option shall, unless the Plan shall have terminated, be available for future grants of Options.

         3.  Option Grants.

                 (a) On the Effective Date, each Eligible Director shall be granted an Option to purchase 10,000 shares of Stock.

                 (b) Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the stockholders or appointment of the Board, shall automatically be granted at the time of such initial election or appointment, an Option to purchase 10,000 shares of Stock.

                 (c) On December 1 of each year (the "Annual Grant Date"), beginning with December 1, 1996, each individual who is at that time an Eligible Director shall automatically be granted an Option under the Plan to purchase an additional 3,000 shares of Stock; provided such individual (i) has attended 75% of the meetings of the Board held during the 12-month period immediately preceding the Annual Grant Date, or (ii) if such individual was appointed or elected as a director during such 12-month period, he or she has attended 75% of the meetings of the Board held during his of her term as a director, and (iii) has attended 75% of the meetings of any Committee of the Board to which such individual has been appointed as a member during such 12-month period.

                 (d) The purchase price of Shares subject to an Option shall be the Fair Market Value on the date of grant.

                 (e) Each Option granted pursuant to this Plan shall vest and become exercisable according to the following schedule, provided that the Optionee remains an Eligible Director at such vesting date:

                        Vesting Date                Percentage of Shares Vesting
                        ------------                ----------------------------

                  Date of Grant                               25%
                  First Anniversary of Grant                  50%
                  Second Anniversary of Grant                100%

         4. Stockholder Approval. This Plan was adopted by the Board of Directors of the Company on December 4, 1995 (the "Effective Date"). Options may be granted under the Plan on and after the Effective Date. The Plan shall be submitted for stockholder approval at the next annual or special meeting of stockholders. However, the failure to obtain such approval shall not affect the effectiveness of the Plan. No Option may be granted after the expiration of ten
(10) years from the effective date of the Plan; provided, however, that the Plan and all outstanding Options shall remain in effect until such Options shall have been exercised, shall have expired or shall otherwise be terminated.

         5.  Term; Exercise; Rights as a Stockholder.

                 (a) The term of each Option shall be ten (10) years from the date of grant thereof. To the extent vested the Option may be exercised in whole or in part at any time and during the term of the Option. No fractional Shares will be issued upon exercise of the Option and, if the exercise results in a fractional interest, an amount will be paid in cash equal to the value of such fractional interest based on the Fair Market Value of the Shares on the date of exercise.

                 (b) An Option shall be deemed to be exercised upon receipt by the Company from the Optionee of written notice of such exercise. Such notice shall be accompanied by full payment for the Shares subject to such exercise.

         6.  Payment.  The Exercise Price shall be paid:

                 (a) In United States dollars in cash or by check payable to the order of the Company; or

                 (b) Subject to the approval of the Board, by delivery of Shares with an aggregate Fair Market Value equal to the Exercise Price; or

                 (c) By any combination of (a) and (b) above.

                 The Board shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

         7. Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution to the limited extent provided herein or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code or the Employee Retirement Income Security Act or the rules thereunder. Except as permitted herein, an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

                 In the event of the Optionee's death, his or her Option shall be exercisable, prior to the expiration of the Option, by the person or persons to whom his or her accrued and vested rights pass by will or by the laws of descent and distribution.

         8. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, consolidation, subdivision, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made, with respect to the number or price of Shares subject to an Option.

                 In the event of the proposed dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each holder the right to exercise the Option as to all or any part thereof, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the holder shall have the right to exercise the Option as to all of the Shares, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the holder that the Option shall be fully exercisable for a period of 30 days from the date of such notice (but not later than the expiration of the term of the Option), and the Option will terminate upon the expiration of such period.

         9. Amendment and Termination of the Plan. The Board may amend the Plan from time to time in such respects as the Board may deem advisable or terminate the Plan; provided, however, that amendments to the Plan relating to the amount, price or timing of Option grants shall not be made more than once in any six month period, other than amendments necessary to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

              Notwithstanding  the  foregoing,   revisions  or  amendments  that
accomplish any of the following shall require approval of the stockholders of the Company, to the extent required by law, rule or regulation:

                 (a) Materially increase the benefits accruing to participants under the Plan;

                 (b) Materially increase the number of Shares which may be issued under the Plan;

                 (c)  Materially   modify  the  Plan  as  to   eligibility   for
         participation in the Plan; or

                 (d)  Otherwise  cause  the  Plan to lose  its  exemption  under
         Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         10. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or market system upon which the Shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or advisable.

                 Inability of the Company to obtain authority from a regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary or advisable to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         11. Termination of Option.

                 (a) Termination as a Director. If an Optionee ceases to be a director, unless such cessation occurs due to death or disability, then the Option shall terminate on the date thirty days after the date the Optionee ceases to be a director.

                 (b) Disability. Unless otherwise provided in the Stock Option Agreement, in the event an Optionee is unable to continue to be a member of the Board as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), he may exercise the Option at any time within twelve (12) months following the date he ceased to be a director, but only to the extent he was entitled to exercise it on the date he ceased to be a director. To the extent that he was not entitled to exercise the Option on the date he ceased to be a director, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                 (c) Death. Unless otherwise provided in the Stock Option Agreement, if an Optionee dies during the term of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, but only to the extent that an Optionee was entitled to exercise the Option on the date of death. To the extent that decedent was not entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         12. Option Agreement. Options shall be evidenced by Stock Option Agreements in such form as the Board shall approve.

         13. Miscellaneous Provisions.

                 (a) Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

                 (b) Construction of Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined by the Board in accordance with the laws of the State of Arizona.

                 (c) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Shares under the Plan after giving the person entitled to receive such Shares notice as far in advance as practical, and the Company may defer making delivery of such Shares if any such tax may be pending unless and until indemnified to its satisfaction.

                 (d) Gender. For purposes of this Plan, words used in the masculine gender shall include the female and neuter, and the singular shall include the plural and vice versa, as appropriate.